UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
February 23, 2010
Date of Report (Date of earliest event reported):
INTUIT INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21180	77-0034661
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2700 Coast Avenue
Mountain View, CA 94043
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (650) 944-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
     On February 23, 2010, Stratton D. Sclavos informed the Board of Directors of Intuit Inc. (“Intuit”) that he will be leaving the Board effective March 1, 2010. Mr. Sclavos indicated that he was leaving the Board due to his need to focus on his responsibilities at the investment firm of Radar Partners and the ever-increasing amount of time he spends on the many other boards on which he serves. Mr. Sclavos has been a director of Intuit since 2001.

ITEM 8.01	OTHER EVENTS
     In February 2010, William V. Campbell, Chairman of the Board of Directors of Intuit, adopted a stock trading plan related to the exercise and sale of up to 160,000 shares of Intuit common stock issuable under options granted in 2000 and 2003. Subject to the terms and conditions of this plan, a brokerage firm may periodically exercise Mr. Campbell’s stock options and sell the issued shares at predetermined minimum prices before the options expire in July and August 2010.
     In December 2009, Sasan K. Goodarzi, Intuit’s Senior Vice President and president of the Intuit Financial Institutions Division, adopted a stock trading plan related to the exercise and sale of up to 120,000 shares of Intuit common stock issuable under options granted in 2004 and 2005. Subject to the terms and conditions of this plan, a brokerage firm may periodically exercise Mr. Goodarzi’s stock options and sell the issued shares before the expiration of the plan in July 2012, provided certain limit prices are reached.
     These plans are intended to satisfy the requirements of Rule 10b5-1 of the Exchange Act and were adopted in accordance with Intuit’s policies regarding securities transactions. Rule 10b5-1 permits individuals who are not in possession of material, non-public information at the time the plan is adopted to establish pre-arranged plans to buy or sell company stock.
     Transactions under these plans will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission, to the extent required by law.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2010	INTUIT INC.
	By:	/s/ Laura A. Fennell
Laura A. Fennell
Senior Vice President, General Counsel and Corporate Secretary